                                                                  EXHIBIT 10.16
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                                 AMENDMENT NO. 3

                          DATED AS OF FEBRUARY 10, 2003

                                       TO

                      AMENDED AND RESTATED CREDIT AGREEMENT
                             DATED OF MARCH 8, 2000

                            ------------------------

                             DOANE PET CARE COMPANY,

                                   AS BORROWER

                            ------------------------

                              JPMORGAN CHASE BANK,

                             AS ADMINISTRATIVE AGENT






-------------------------------------------------------------------------------

                  AMENDMENT NO. 3 dated as of February 10, 2003 to the Credit Agreement referred to below, among DOANE PET CARE ENTERPRISES, INC., a Delaware corporation ("Holdings"), DOANE PET CARE COMPANY, a Delaware corporation (the "Borrower"), DOANE/WINDY HILL JOINT VENTURE L.L.C., a Texas limited liability company ("Windy Hill"), DPC INVESTMENT CORP., a Delaware corporation ("DPC"), and JPMORGAN CHASE BANK, as administrative agent (in such capacity, the "Administrative Agent").

                  Holdings, the Borrower, the Lenders party thereto and the Administrative Agent are parties to an Amended and Restated Credit Agreement dated as of May 8, 2000 (as amended by Amendment No. 1 dated as of March 26, 2001, Amendment No. 2 dated as of March 22, 2002 and as otherwise amended, waived or modified and in effect immediately prior to the effectiveness of this Amendment No. 3, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Lenders to the Borrower in an original aggregate principal or face amount not exceeding $410,375,000 and EURO82,000,000.

                  Holdings, the Borrower, the Administrative Agent and certain of the Lenders party thereto wish to amend the Credit Agreement in certain respects and, accordingly, the parties hereto hereby agree as follows:

                  Section 1. Definitions. Except as otherwise defined in this Amendment No. 3, terms defined in the Credit Agreement are used herein as defined therein.

                  Section 2. Amendments to the Credit Agreement. Subject to the satisfaction of the conditions specified in Section 4 of this Amendment No. 3, effective as of the date on which such conditions shall have been satisfied, the Credit Agreement shall be amended as follows:

                  2.1. References. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to "this Agreement" (and indirect references such as "hereunder", "hereby", "herein" and "hereof") shall be deemed to be references to the Credit Agreement as amended hereby.

                  2.2.  Definitions.

                  (a) Section 1.1 of the Credit Agreement shall be amended by inserting the following definitions (or, in the case of any of the following terms that are already defined in the Credit Agreement, by amending and restating in its entirety such term to read as set forth below):

                  "Amendment No. 3 Effective Date": the effective date of Amendment No. 3 to this Agreement.

                  "Available Revolving Commitment": as to any Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Revolving Commitment then in effect over (b) such Lender's Revolving Extensions of Credit then outstanding; provided that in calculating any Lender's Revolving Extensions of Credit for the purpose of determining such Lender's Available Revolving Commitment pursuant to Section 2.8(a), the aggregate principal amount of Swingline Loans then outstanding shall be deemed to be zero.

                  "Consolidated Fixed Charges": for any period, the sum (without duplication) of (a) Consolidated Interest Expense for such period, (b) Consolidated Lease Expense for such period and (c) any current portion of income tax expense deducted in the determination of Consolidated Net Income.

                  "Consolidated Senior Secured Debt": as of any day, the then outstanding principal balance of the Loans under this Agreement.

                  "Consolidated Senior Secured Debt Ratio": as of the last day of any period of four consecutive fiscal quarters, the ratio of (a) Consolidated Senior Secured Debt on such day to (b) Consolidated EBITDA for such period.

                  "ECF Percentage": 50%.

                  "Investors' Agreement": the Second Amended and Restated Investors' Agreement, dated as of March 26, 2001, among Holdings, the Borrower, Summit Capital Inc., Summit/DPC Partners, L.P., J.P. Morgan Partners (B.H.C.A.), L.P., Baseball Partners, DLJ Merchant Banking Partners, L.P., DLJ International Partners, C.V., DLJ Offshore Partners, C.V., DLJ Merchant Banking Funding, Inc., DLJ First ESC, L.L.C., Bruckmann, Rosser, Sherrill & Co., L.P., PNC Capital Corp. and certain other persons signatories thereto, as amended and replaced from time to time.

                  "Net Cash Proceeds": (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys' fees, accountants' fees, investment banking fees, broker's or finder's fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions related to such Asset Sale or Recovery Event and any tax sharing arrangements) and (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

                  "Revolving Commitment": as to any Lender, the obligation of such Lender, if any, to make Revolving Loans and participate in Swingline Loans and Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Commitment" opposite such Lender's name on Schedule 1.1A or in an Assignment and Acceptance, as the same may be changed from time to time pursuant to the terms hereof. The amount of the Total Revolving Commitments immediately prior to the Amendment No. 3 Effective Date is $75,000,000. The Total Revolving Commitments shall be permanently reduced as of the Amendment No. 3 Effective Date by (a) the amount of the payments applied to Revolving Loans under Section 7.2(k)(iv) (if any) and (b) such additional amount, if necessary, after giving effect to the reductions in clause (a) above, such that the amount of the Total Revolving Commitments as of the Amendment No. 3 Effective Date is $60,000,000.

                  "Senior Unsecured Notes":  as defined in Section 7.2(k).

                  "Southwest Plant": a new manufacturing facility capable of producing dry pet food, biscuits and/or treats to be located in the Southwestern United States or in Mexico in order to service, in part, the Borrower's customers located in Mexico.

                  (b) The definitions of "Average Consolidated Senior Debt Ratio", "Consolidated Senior Debt", "Consolidated Senior Debt Ratio", "Excess Leverage Fee" and "Revolving Commitment Suspension Termination Date" in Section
1.1 of the Credit Agreement shall be deleted in their entirety, and each reference in the Credit Agreement thereto shall be deleted.

                  2.3 Revolving Commitments. Section 2.4(a) of the Credit Agreement shall be amended by deleting in its entirety the last sentence of the first paragraph thereof.

                  2.4. Excess Leverage Fee. Section 2.8(d) of the Credit Agreement shall be deleted in its entirety.

                  2.5. March 31, 2003 Financial Statements. The last sentence of
         Section 6.1 of the Credit Agreement shall be deleted in its entirety.

                  2.6. Certificates, Etc. Section 6.2(b) of the Credit Agreement shall be amended in its entirety to read as follows:

                  "(b) concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, (x) a Compliance Certificate containing all information and calculations necessary for determining compliance by Holdings, the Borrower and its Restricted Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be, and (y) to the extent not previously disclosed to the Administrative Agent, a listing of any material Intellectual Property acquired by any Loan Party since the date of the most recent list delivered pursuant to this clause (y) (or, in the case of the first such list so delivered, since the Effective Date);".

                  2.7. Interest Rate Protection. Section 6.9 of the Credit Agreement shall be deleted in its entirety and replaced with the following: "6.9 [Intentionally deleted.]", and each reference in the Credit Agreement to Section 6.9 of the Credit Agreement shall be deleted.

                  2.8. Additional Collateral, etc. Section 6.10 of the Credit Agreement shall be amended by replacing the amount "$500,000" in clause
         (e) thereof with "$1,000,000".

                  2.9. Accounts. Section 6.11 of the Credit Agreement shall be amended in its entirety to read as follows:

                  "Use reasonable commercial efforts to maintain each Deposit Account and each Securities Account of any Loan Party (other than any account the credit balance of which shall not exceed $1,000,000) with one or more of the Lenders."

                  2.10. Financial Condition Covenants. Section 7.1 of the Credit Agreement shall be amended in its entirety to read as follows:

                  "7.1  Financial Condition Covenants.

                  (a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:


                      Fiscal Quarter             Consolidated Leverage Ratio

                    3/31/03 - 6/30/03                     6.30:1.00

                    9/30/03 - 12/31/03                    6.25:1.00

                    3/31/04 - 6/30/04                     6.10:1.00

                    9/30/04 - 12/31/04                    6.00:1.00

                    3/31/05 - 12/31/05                    5.75:1.00

                    3/31/06 - 12/31/06                    5.50:1.00

                  (b) Consolidated Senior Secured Debt Ratio. Permit the Consolidated Senior Secured Debt Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:


                 Fiscal Quarter         Consolidated Senior Secured Debt Ratio

               3/31/03 - 6/30/03                     2.25:1.00

               9/30/03 - 12/31/03                    2.15:1.00

             3/31/04 and thereafter                  2.00:1.00

                  (c) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:


                 Fiscal Quarter         Consolidated Interest Coverage Ratio

               3/31/03 - 6/30/03                     1.50:1.00

             9/30/03 and thereafter                  1.55:1.00


                  (d) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower to be less than 1.00:1.

         Notwithstanding anything herein to the contrary, the Borrower shall comply as of December 31, 2002 with each of the covenants under Section
         7.1 of this Agreement (as in effect immediately prior to the Amendment No. 3 Effective Date), all on the terms set forth therein."

                  2.11. Indebtedness. Section 7.2 of the Credit Agreement shall be amended by (a) replacing the amount "$2,500,000" in clause (h) thereof with "$7,500,000", (b) deleting the word "and" at the end of clause (i) thereof, (c) replacing the period at the end of clause (j) thereof with ";and", and (d) inserting at the end of said Section 7.2 a new clause (k) to read as follows:

                  "(k) Indebtedness under senior unsecured notes of the Borrower (including senior unsecured guarantees thereof by any Restricted Subsidiary that is a Guarantor) issued on the Amendment No. 3 Effective Date in an aggregate principal amount sufficient to result in a prepayment of Term Loans under this clause (k) of not less than $158,800,000, pursuant to an indenture dated on or before March 31, 2003 among the Borrower, as issuer, the subsidiary guarantors party thereto and the trustee named therein or otherwise on terms acceptable to the Administrative Agent, and any refinancings, refundings, renewals or extensions thereof (without increasing the principal amount, or shortening the maturity, thereof and on other terms not less favorable to the Borrower than the terms of such senior unsecured notes and such indenture (other than the coupon, which shall be reasonably satisfactory to the Administrative Agent) or otherwise acceptable to the Administrative Agent) (collectively, the "Senior Unsecured Notes"), provided that, notwithstanding anything herein to the contrary, upon the date of receipt by the Borrower of the Net Cash Proceeds of the Senior Unsecured Notes issued on the Amendment No. 3 Effective Date, such Net Cash Proceeds shall be applied in the following order: (i) to the payment of fees and expenses in connection with this Amendment No. 3 (which, when taken together with the amounts deducted from the proceeds of the Senior Unsecured Notes pursuant to clause (b) of the definition of "Net Cash Proceeds " shall not exceed $7,500,000); (ii) ratably to the prepayment of the Tranche A Dollar Term Loans, the Tranche A Euro Term Loans, the Tranche B Term Loans and the Tranche C Term Loans, in direct order of the outstanding installments of each Facility, in an aggregate amount of $158,800,000; (iii) on or within 30 days after the Amendment No. 3 Effective Date, to the repurchase or prepayment of the Shareholder Notes (together with accrued and unpaid interest thereon) in an aggregate amount not exceeding $33,700,000; (iv) the remainder (if any) thereof, 50% to the prepayment of the Revolving Loans and 50% to the prepayment of the Term Loans (ratably to the Tranche A Dollar Term Loans, the Tranche A Euro Term Loans, the Tranche B Term Loans and the Tranche C Term Loans and, in each case, in direct order of the outstanding installments thereof), in an aggregate amount not exceeding $30,000,000; and (v) the remainder (if any) thereof, ratably to the prepayment of the Tranche A Dollar Term Loans, the Tranche A Euro Term Loans, the Tranche B Term Loans and the Tranche C Term Loans, in direct order of the outstanding installments of each Facility."

                  2.12. Disposition of Property. Section 7.5 of the Credit Agreement shall be amended by replacing the amount "$5,000,000" in clause (g) thereof with "$10,000,000".

                  2.13. Capital Expenditures. Section 7.7 of the Credit Agreement shall be amended in its entirety to read as follows:

                  "7.7 Capital Expenditures. Make or commit to make any Capital Expenditure, except (a) Capital Expenditures of the Borrower and its Restricted Subsidiaries in the ordinary course of business not exceeding $35,000,000 (or its equivalent in other currencies) in the aggregate for fiscal year 2002 and any fiscal year of the Borrower thereafter; provided that (i) the Borrower may make additional Capital Expenditures in any fiscal year not in excess of 50% of the unused amount from the immediately preceding fiscal year and (ii) Capital Expenditures made pursuant to this clause (a) during any fiscal year shall be deemed made, first, in respect of amounts permitted for such fiscal year as provided above and, second, in respect of amounts carried over from the prior fiscal year pursuant to subclause (i) above; and (b) Capital Expenditures made with the proceeds of any Reinvestment Deferred Amount. Notwithstanding the foregoing, the Borrower may make additional Capital Expenditures in respect of the Southwest Plant in excess of the amount permitted for any fiscal year under the first sentence of this
         Section 7.7; provided that (x) such additional amount so expended under this sentence shall not exceed $15,000,000 in the aggregate, (y) the Borrower may make such additional Capital Expenditures only to the extent that at the time of the making of such additional Capital Expenditures, there is availability under one or more of the baskets set forth in Sections 7.2(g), 7.2(h), 7.8(h) and 7.8(k) and (z) at or prior to the time of the making of such additional Capital Expenditures, the Borrower shall notify the Administrative Agent as to the relevant basket or baskets being utilized for such additional Capital Expenditures and the amount thereof (and upon receipt of such notice, such basket(s) shall be deemed to be permanently reduced in the amount of such additional Capital Expenditures)."

                  2.14.  Investments.

                  (a) Section 7.8(k) of the Credit Agreement shall be amended in its entirety to read as follows:

                  "(k) Investments in and acquisitions of Unrestricted Subsidiaries and Joint Ventures (other than Investments in Unrestricted Subsidiaries and/or Joint Ventures under clause (j) above), together with any such Investments made pursuant to clause (h) above, in an aggregate amount not to exceed $10,000,000 (or its equivalent in other currencies as of the date such Investment is made, as determined by the Borrower in good faith based on then prevailing exchange rates), provided that (i) if a Restricted Subsidiary is redesignated an Unrestricted Subsidiary or Joint Venture at any time after the Effective Date, the aggregate amount of Investments permitted under this clause (k) shall be decreased by the aggregate amount invested in such Restricted Subsidiary and (ii) if an Unrestricted Subsidiary or Joint Venture is redesignated a Restricted Subsidiary at any time on or after the Effective Date, the aggregate amount of Investments permitted under this clause (k) shall be increased by the aggregate amount invested in such Unrestricted Subsidiary or Joint Venture."

                  (b) The last sentence of Section 7.8 of the Credit Agreement shall be deleted in its entirety.

                  2.15. Optional Prepayments and Modifications of Certain Debt Instruments. Section 7.9 of the Credit Agreement shall be amended in its entirety to read as follows:

                  "(a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to the Senior Subordinated Notes, any Additional Senior Subordinated Notes or any Senior Unsecured Notes, except as permitted under Section 7.2(f), 7.2(j) or 7.2(k) (as applicable), (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Subordinated Notes, the Senior Subordinated Note Indenture, any Additional Senior Subordinated Notes or the Senior Unsecured Notes or the indenture related thereto (other than any such amendment, modification, waiver or other change that (i) would extend the maturity or reduce the amount of any payment of principal thereof or reduce the rate or extend any date for payment of interest thereon and (ii) does not involve the payment of a consent fee), (c) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Preferred Stock (other than any such amendment, modification, waiver or other change that (i) would extend the scheduled redemption date or reduce the amount of any scheduled redemption payment or reduce the rate or extend any date for payment of dividends thereon, (ii) does not involve the payment of a consent fee or (iii) is not otherwise adverse to the interests of the Lenders) or (d) designate any Indebtedness (other than obligations of the Loan Parties pursuant to the Loan Documents and the Senior Unsecured Notes) as "Designated Senior Indebtedness" for the purposes of the Senior Subordinated Note Indenture."

         2.16. Negative Pledge Clauses. Section 7.13 of the Credit Agreement shall be amended by inserting at the end of clause (b) thereof the following words: "and each indenture in respect of any Additional Senior Subordinated Notes or the Senior Unsecured Notes".

         2.17. Shareholder Notes. Section 7.18 of the Credit Agreement shall be deleted in its entirety and replaced with the following: "7.18 [Intentionally deleted.]", and each reference in the Credit Agreement to Section 7.18 of the Credit Agreement shall be deleted.

         2.18 Events of Default. Section 8 of the Credit Agreement shall be amended by (a) deleting the word "or" at the end of clause (l) thereof and (b) deleting clause (m) thereof in its entirety.

         2.19. Schedule 1.1A (Revolving Commitments). The column setting forth the Revolving Commitments in Schedule 1.1A to the Credit Agreement shall be amended and restated to read in entirety as set forth in Schedule 1.1A to this Amendment No. 3.

         Section 3. Representations and Warranties. Each of Holdings and the Borrower jointly and severally represents and warrants to the Administrative Agent and the Lenders that, after giving effect to this Amendment No. 3, (a) no Default or Event of Default shall have occurred and be continuing and (b) the representations and warranties set forth in Section 4 of the Credit Agreement (as amended hereby) are true and complete on the date hereof as if made on and as of the date hereof (or, if any such representations and warranties expressly relate to any earlier date, as of such earlier date) and as if each reference in said Section 4 to "this Agreement" and the "Loan Documents" included reference to this Amendment No. 3.

         Section 4. Conditions Precedent. As provided in Section 2 of this Amendment No. 3, the amendments to the Loan Documents set forth in said
Section 2 shall become effective as of the date (which shall not be later than March 31, 2003) on which each of the following conditions is satisfied:

         (a) Amendment No. 3. Receipt by the Administrative Agent of one or more counterparts of this Amendment No. 3 duly executed and delivered by the Borrower, Holdings, Windy Hill, DPC and the Administrative Agent (with the written consent of the Required Lenders and the Majority Facility Lenders of each Facility provided in the form of the Lender Consent attached hereto as Exhibit A);

         (b) Senior Unsecured Notes. Evidence satisfactory to the Administrative Agent that the Borrower shall be concurrently issuing the Senior Unsecured
 Notes in an aggregate principal amount sufficient to result in a prepayment of Term Loans of not less than $158,800,000, and shall have made arrangements satisfactory to the Administrative Agent to apply such Net Cash Proceeds, in accordance with Section 7.2(k) of the Credit Agreement (as amended hereby);

         (c) Opinion of Borrower's Counsel. Receipt by the Administrative Agent of an opinion of counsel to Holdings, the Borrower and its Restricted Subsidiaries in form and substance reasonably satisfactory to the Administrative Agent (and the Borrower hereby instructs each such counsel to deliver such opinion to the Lenders and the Administrative Agent);

         (d) Amendment Fee. Payment by the Borrower of an amendment fee to the Administrative Agent for the account of each Lender that has executed a Lender Consent in the form attached hereto as Exhibit A on or before 5:00 p.m., New York City time, on February 10, 2003, such fee to be in an amount equal to 0.25% of the sum of the aggregate unpaid principal amount of the Term Loans held by such Lender (after giving effect to the prepayments from the proceeds of the Senior Unsecured Notes contemplated by Section 7.2(k) of the Credit Agreement (as amended hereby)) and the Revolving Commitment then in effect of such Lender (after giving effect to the reduction of the Revolving Commitments effected by this Amendment No. 3);

         (e) Expenses, Etc. Payment by the Borrower of all other fees and expenses required to be paid and all expenses for which invoices have been presented (including, without limitation, reasonable fees and disbursements and other charges of counsel to the Administrative Agent) in connection with this Amendment No. 3; and

         (f) Other Additional Matters. All required corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Amendment No. 3 being reasonably satisfactory in form and substance to the Administrative Agent, and receipt by the Administrative Agent of such other documents in respect of the transactions contemplated hereby as it shall reasonably request.

The Administrative Agent shall notify the Borrower and the Lenders of the effective date of the amendments to the Loan Documents set forth in Section 2 of this Amendment No. 3, and such notice shall be conclusive and binding.

         Section 5. Ratification of Obligations, Etc. By its execution of this Amendment No. 3, each of the Loan Parties (a) ratifies and reaffirms its obligations under the Credit Agreement (as modified by this Amendment No. 3) to the extent such Loan Party is a party thereto, and under the other Loan Documents to which it is a party, in all respects, and confirms that each such agreement to which it is a party is valid and enforceable against such Loan Party as set forth in Section 4.4 of the Credit Agreement, (b) waives any defense, right of set-off or claim against the Administrative Agent, any Lender or their respective affiliates, directors, officers, employees, agents, attorneys and representatives to or arising under the Credit Agreement or the other Loan Documents and hereby releases the Administrative Agent, each Lender and their respective affiliates, directors, officers, employees, agents, attorneys and representatives from any liability thereunder or related thereto and (c) agrees that there are no oral agreements or understandings among such Loan Party and the Administrative Agent or any Lender relating to this Amendment No. 3, the Credit Agreement or any other Loan Document.

         Section 6. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 3 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 3 by signing any such counterpart. Delivery of an executed signature page of this Amendment No. 3 by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. This Amendment No. 3 shall be governed by, and construed in accordance with, the law of the State of New York.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be duly executed and delivered as of the day and year first above written.


                          DOANE PET CARE ENTERPRISES, INC.


                          By:   /s/ PHILIP K. WOODLIEF
                              --------------------------------
                              Name: Philip K. Woodlief
                              Title: Vice President and Chief Financial Officer

                             DOANE PET CARE COMPANY


                          By:   /s/ PHILIP K. WOODLIEF
                              --------------------------------
                              Name: Philip K. Woodlief
                              Title: Vice President and Chief Financial Officer


                          DOANE/WINDY HILL JOINT VENTURE L.L.C.

                          By: Doane Pet Care Company,
                              its sole member


                          By:   /s/ PHILIP K. WOODLIEF
                              --------------------------------
                              Name: Philip K. Woodlief
                              Title: Vice President and Chief Financial Officer


                          DPC INVESTMENT CORP.


                          By:   /s/ PHILIP K. WOODLIEF
                              --------------------------------
                              Name: Philip K. Woodlief
                              Title: Vice President and Chief Financial Officer


                          JPMORGAN CHASE BANK,
                          as Administrative Agent


                          By:   /s/ KATHRYN A. DUNCAN
                              --------------------------------
                              Name:  Kathryn A. Duncan
                              Title: Vice President

                                                                  Schedule 1.1A

                              REVOLVING COMMITMENTS



--------------------------------------------------- ------------------ ------------------
                                                        REVOLVING          REVOLVING
                                                    COMMITMENT PRIOR   COMMITMENT AS OF
                                                    TO AMENDMENT NO.    AMENDMENT NO. 3
LENDER                                              3 EFFECTIVE DATE    EFFECTIVE DATE
--------------------------------------------------- ------------------ ------------------
JPMorgan Chase Bank                                        $7,285,715         $5,828,572
--------------------------------------------------- ------------------ ------------------
Bank of America N.A.                                       $5,357,143         $4,285,714
--------------------------------------------------- ------------------ ------------------
Bank of Tokyo-Mitsubishi, Ltd.                             $5,357,143         $4,285,714
--------------------------------------------------- ------------------ ------------------
Firstar Bank, N.A.                                         $8,571,429         $6,857,143
--------------------------------------------------- ------------------ ------------------
First Trust                                                $3,214,286         $2,571,428
--------------------------------------------------- ------------------ ------------------
Fleet Bank                                                 $7,714,286         $6,171,428
--------------------------------------------------- ------------------ ------------------
General Electric Capital Corp.                             $6,428,571         $5,142,857
--------------------------------------------------- ------------------ ------------------
Harris Trust & Savings Bank                                $8,571,429         $6,857,143
--------------------------------------------------- ------------------ ------------------
SunTrust Bank                                              $5,357,143         $4,285,714
--------------------------------------------------- ------------------ ------------------
Wachovia Bank, N.A.                                        $1,428,571         $1,142,857
--------------------------------------------------- ------------------ ------------------
Archimedes Funding III, Ltd.                               $1,357,143         $1,085,714
--------------------------------------------------- ------------------ ------------------
Nemean CLO, Ltd.                                           $4,000,000         $3,200,000
--------------------------------------------------- ------------------ ------------------
Morgan Stanley Bank                                        $5,000,000         $4,000,000
--------------------------------------------------- ------------------ ------------------
Addison CDO, Limited                                       $2,778,886         $2,223,109
--------------------------------------------------- ------------------ ------------------
Delano Company                                             $1,723,693         $1,378,954
--------------------------------------------------- ------------------ ------------------
Royalton Company                                             $854,564           $683,651
--------------------------------------------------- ------------------ ------------------
TOTAL:                                                 $75,000,000.00     $60,000,000.00
--------------------------------------------------- ------------------ ------------------

                                                                      EXHIBIT A


                                 LENDER CONSENT


                  Reference is made to the Amended and Restated Credit Agreement dated as of May 8, 2000 (as amended and in effect from time to time, the "Credit Agreement") among DOANE PET CARE ENTERPRISES, INC., a Delaware corporation ("Holdings"), DOANE PET CARE COMPANY, a Delaware corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties thereto (the "Lenders") and JPMORGAN CHASE BANK, as administrative agent (in such capacity, the "Administrative Agent"), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Lenders to the Borrower in an original aggregate principal or face amount not exceeding $410,375,000 and EURO 82,000,000. Capitalized terms used and not otherwise defined herein are deemed to have the respective meanings assigned to such terms in the Credit Agreement.

                  The undersigned Lender party to the Credit Agreement hereby
(i) consents to Amendment No. 3 to the Credit Agreement, dated as of February 10, 2003, substantially in the form to which this Lender Consent is attached ("Amendment No. 3") and (ii) authorizes and directs the Administrative Agent to execute and deliver Amendment No. 3 on behalf of such Lender.


Full Name of Lender:
                     ------------------------------------


By:
    -----------------------------------------------------

Name:
      ---------------------------------------------------

Title:
       --------------------------------------------------


Date:  February __, 2003